UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 27, 2010

BRAND NEUE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53318	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3470 E. Russell Rd., Suite 275 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 589-5849

(Former name or Former Address, if Changed Since Last Report.)
105 S.E. Executive Drive, Suite 13
Bentonville, Arkansas

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On August 27, 2010, Mr. John J. Ryan III resigned as the President of Brand Neue Corp. (the “Company”).   In connection with Mr. Ryan’s resignation, the Company and Mr. Ryan have agreed to terminate the Consulting Agreement between Mr. Ryan and the Company, dated September 29, 2009 (the “Ryan Agreement”), effective as of August 27, 2010.

As described in the Company’s Current Report on Form 8-K filed October 5, 2009, the Ryan Agreement provided that Mr. Ryan would provide certain marketing and sales services to the Company for a term of one year with automatic one-year renewal terms in exchange of the Company’s grant of certain stock options and payment of sales commissions to Mr. Ryan.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Resignation of Officer

The information disclosed under Item 1.02 of this Current Report on Form 8-K with respect to Mr. Ryan’s resignation is incorporated into this Item 5.02(b) in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND NEUE CORP.

Date: September 2, 2010	By:	/s/ Adi Muljo
Adi Muljo
Chief Executive Officer